Exhibit 99.2

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL DATA

The unaudited pro forma condensed combined consolidated statements of operations information for the nine months ended September 30, 2011, and the year ended December 31, 2010, gives effect to the merger as if it had occurred on January 1, 2010. The unaudited pro forma condensed combined consolidated balance sheet information as of September 30, 2011, gives effect to the merger as if it had occurred on September 30, 2011.

We present the unaudited pro forma condensed combined consolidated financial statements for illustrative purposes only, and they are not necessarily indicative of the results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company. Future results may vary significantly from the results reflected because of various factors, including those discussed in this document under the heading “Risk Factors” beginning on page 20. You should read the following selected unaudited pro forma condensed combined consolidated financial information in conjunction with the “Unaudited Pro Forma Condensed Combined Consolidated Financial Information” and related notes included in this document beginning on page 143.

	Nine Months Ended September 30, 2011	Year Ended December 31, 2010
	(in millions, except per share data)
Pro Forma Condensed Combined Consolidated Statements of Operations Information:
Operating Revenues	$18,307	$24,432
Income From Continuing Operations	2,140	2,219
Net Income From Continuing Operations Attributable to Controlling Interests	2,129	2,209
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders(1)	3.03	3.17
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders(1)	3.03	3.17

		As of September 30, 2011
		(in millions)
Pro Forma Condensed Combined Consolidated Balance Sheet Information:
Cash, Cash Equivalents and Short Term Investments		$2,281
Total Assets		102,493
Long-Term Debt(2)		34,244
Total Liabilities(3)		29,213
Total Shareholders’ Equity		38,835
Total Capitalization(4)		73,280
Total Liabilities and Capitalization		102,493

(1)	Assuming exchange ratio of 0.87083, following the 1-for-3 reverse stock split.
(2)	Includes long-term debt due within one year.
(3)	Excludes long-term debt and preferred stock.
(4)	Includes long-term debt due within one year, preferred stock and noncontrolling interests.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE FINANCIAL DATA

The following tables present: (1) historical per share information for Duke Energy; (2) pro forma per share information of the combined company after giving effect to the merger; and (3) historical and equivalent pro forma per share information for Progress Energy.

We derived the combined company pro forma per share information primarily by combining information from the historical consolidated financial statements of Duke Energy and Progress Energy. You should read these tables together with the historical consolidated financial statements of Duke Energy and Progress Energy that are filed with the SEC. You should not rely on the pro forma per share information as being necessarily indicative of actual results had the merger occurred on January 1, 2010, for statement of operations purposes or September 30, 2011, for book value per share data.

	As of and for the Nine Months Ended September 30, 2011
	Duke Energy			Progress Energy
	Historical	Pro Forma Combined		Historical	Equivalent Pro Forma
	($ per share)
Per share data assuming exchange ratio of 2.6125, unadjusted for 1-for-3 reverse stock split:
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders	1.06	1.01		2.22	2.64	(4)
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders	1.06	1.01		2.22	2.64	(4)
Book value per share(1)	17.19	18.52		34.29	48.39	(4)
Cash dividends declared per share	0.74	0.74	(2)	1.86	1.93	(4)

Per share data assuming exchange ratio of 0.87083, adjusted to reflect 1-for-3 reverse stock split:
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders	3.19	3.03		2.22	2.64	(5)
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders	3.19	3.03		2.22	2.64	(5)
Book value per share(1)	51.58	55.57		34.29	48.39	(5)
Cash dividends declared per share(3)	2.22	2.22	(2)	1.86	1.93	(5)

	For the Year Ended December 31, 2010
	Duke Energy			Progress Energy
	Historical	Pro Forma Combined		Historical	Equivalent Pro Forma
	($ per share)
Per share data assuming exchange ratio of 2.6125, unadjusted for 1-for-3 reverse stock split:
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders	1.00	1.06		2.96	2.76	(4)
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders	1.00	1.06		2.96	2.76	(4)
Cash dividends declared per share	0.97	0.97	(2)	2.48	2.53	(4)

Per share data assuming exchange ratio of 0.87083, adjusted to reflect 1-for-3 reverse stock split:
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders	3.00	3.17		2.96	2.76	(5)
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders	3.00	3.17		2.96	2.76	(5)
Cash dividends declared per share(3)	2.91	2.91	(2)	2.48	2.53	(5)

(1)	Historical book value per share is computed by dividing total equity by the number of shares of Duke Energy or Progress Energy stock outstanding, as applicable. Pro forma combined book value per share is computed by dividing pro forma combined total equity by the pro forma combined number of shares of Duke Energy common stock that would have been outstanding as of September 30, 2011, had the merger been completed on that date.
(2)	The Duke Energy pro forma combined cash dividends declared per common share represent Duke Energy’s historical cash dividends declared per common share.
(3)	Assumes the Duke Energy board of directors adjusted the dividend level to maintain Duke Energy’s dividend policy following the reverse stock split that Duke Energy plans to implement prior to, and conditioned on, the completion of the merger.
(4)	Derived by multiplying the combined company pro forma per share information by 2.6125, the merger exchange ratio before adjustment for the reverse stock split.
(5)	Derived by multiplying the combined company pro forma per share information by 0.87083, the merger exchange ratio after adjustment for the reverse stock split.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

FINANCIAL STATEMENTS

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements (which we refer to as the pro forma financial statements) have been primarily derived from the historical consolidated financial statements of Duke Energy and Progress Energy.

The Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations (which we refer to as the pro forma statements of operations) for the nine months ended September 30, 2011, and the year ended December 31, 2010, give effect to the merger as if it were completed on January 1, 2010. The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet (which we refer to as the pro forma balance sheet) as of September 30, 2011 gives effect to the merger as if it were completed on September 30, 2011.

The merger agreement provides that each outstanding share of Progress Energy common stock (other than shares owned by Progress Energy (other than in a fiduciary capacity), Duke Energy, or Diamond Acquisition Corporation, which will be cancelled) will be converted into the right to receive 2.6125 shares of Duke Energy common stock subject to appropriate adjustment for a reverse stock split of the Duke Energy common stock as contemplated in the merger agreement and with cash generally to be paid in lieu of fractional shares. The exchange ratio will be adjusted proportionately to reflect a 1-for-3 reverse stock split with respect to the issued and outstanding Duke Energy common stock that Duke Energy plans to implement prior to, and conditioned on, the completion of the merger. The resulting adjusted exchange ratio will be 0.87083 of a share of Duke Energy common stock for each share of Progress Energy common stock. The pro forma statements of operations illustrate pro forma earnings per common share and weighted average common shares outstanding based both on the unadjusted exchange ratio of 2.6125 and the reverse stock split adjusted exchange ratio of 0.87083.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the merger; (2) factually supportable; and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results of Duke Energy and Progress Energy. As such, the impact from merger related expenses is not included in the accompanying pro forma statements of operations. However, the impact of estimated future merger related expenses is reflected in the pro forma balance sheet as an increase to accounts payable and a decrease to retained earnings.

The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies (e.g., savings related to fuel and joint dispatch of the combined entity’s generation) or synergies that could result from the merger. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the merger is completed. In addition, the pro forma financial statements do not purport to project the future financial position or operating results of the combined company. Transactions between Progress Energy and Duke Energy during the periods presented in the pro forma financial statements have been eliminated as if Duke Energy and Progress Energy were consolidated affiliates during the periods.

United States generally accepted accounting principles require that one party to the merger be identified as the acquirer. In accordance with these standards, the merger of Duke Energy and Progress Energy will be accounted for as an acquisition of Progress Energy common stock by Duke Energy and will follow the acquisition method of accounting for business combinations. The purchase price will ultimately be determined on the acquisition date based upon the fair value of the shares of Duke Energy common stock issued in the merger. The purchase price for the pro forma financial statements is based on the closing price of Duke Energy common stock on the NYSE on November 3, 2011, of $20.81 per share and the exchange of Progress Energy’s outstanding shares of common stock for the right to receive 2.6125 shares of Duke Energy common stock (refer to Note 2 to the pro forma financial statements for additional information related to the preliminary purchase price).

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements. Since the pro forma financial statements have been prepared based on preliminary estimates, the final amounts recorded at the date of the merger may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed and the final purchase price.

The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company.

The following pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the pro forma financial statements;

•	the separate historical consolidated financial statements of Duke Energy as of and for the year ended December 31, 2010, included in Duke Energy’s Form 10-K;

•	the separate historical unaudited condensed consolidated interim financial statements of Duke Energy as of and for the nine months ended September 30, 2011, included in Duke Energy’s Form 10-Q;

•	the separate historical consolidated financial statements of Progress Energy as of and for the year ended December 31, 2010, included in Progress Energy’s Form 10-K;

•

the separate historical unaudited condensed consolidated interim financial statements of Progress Energy as of and for the nine months ended September 30, 2011, included in Progress Energy’s Form 10-Q; and,

•	the other information contained in or incorporated by reference into this document.

DUKE ENERGY CORPORATION AND PROGRESS ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2010

(In millions, except per-share amounts)

	Duke Energy Corporation 3(a)	Progress Energy, Inc. 3(a)	Pro Forma Adjustments	Note 3		Pro Forma Combined
Operating Revenues:
Regulated electric	$10,723	$10,176	$(30)	(b	)	$20,869
Non-regulated electric, natural gas and other	2,930	14	—			2,944
Regulated natural gas	619	—	—			619

Total operating revenues	14,272	10,190	(30)			24,432

Operating Expenses:
Fuel used in electric generation and purchased power - regulated	3,345	4,579	(30)	(b	)	7,894
Fuel used in electric generation and purchased power - non-regulated	1,199	—	—			1,199
Cost of natural gas and coal sold	381	—	—			381
Operation, maintenance and other	3,825	2,043	—			5,868
Depreciation and amortization	1,786	920	—			2,706
Property and other taxes	702	580	—			1,282
Goodwill and other impairment charges	726	10	—			736

Total operating expenses	11,964	8,132	(30)			20,066

Gains (Losses) on Sales of Other Assets and Other, net	153	(4)	—			149

Operating Income	2,461	2,054	(0)			4,515

Other Income and Expenses, net	589	99	—			688
Interest Expense, net	840	747	(53)	(d	)	1,534

Income From Continuing Operations Before Income Taxes	2,210	1,406	53			3,669
Income Tax Expense from Continuing Operations	890	539	21	(e	)	1,450

Income From Continuing Operations	1,320	867	32			2,219
Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	3	7	—			10

Net Income from Continuing Operations Attributable to Controlling Interests	$1,317	$860	$32			$2,209

Earnings per Common Share and Common Shares Outstanding, Assuming Unadjusted Exchange Ratio of 2.6125
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$1.00	$2.96				$1.06
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$1.00	$2.96				$1.06
Weighted Average Common Shares Outstanding
Basic	1,318	291	483	(f)		2,092
Diluted	1,319	291	483	(f)		2,093

Pro Forma Earnings per Common Share and Common Shares Outstanding, Assuming Exchange Ratio of 0.87083, Adjusted for 1-for-3 Reverse Stock Split
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$3.00	$2.96				$3.17
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$3.00	$2.96				$3.17
Weighted Average Common Shares Outstanding
Basic	439	291	(33)	(f)		697
Diluted	440	291	(33)	(f)		698

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

DUKE ENERGY CORPORATION AND PROGRESS ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2011

(In millions, except per-share amounts)

	Duke Energy Corporation 3(a)	Progress Energy, Inc. 3(a)	Pro Forma Adjustments	Note 3		Pro Forma Combined
Operating Revenues:
Regulated electric	$8,165	$7,170	$(24)	(b	)	$15,311
Non-regulated electric, natural gas and other	2,586	—	—			2,586
Regulated natural gas	410	—	—			410

Total operating revenues	11,161	7,170	(24)			18,307

Operating Expenses:
Fuel used in electric generation and purchased power - regulated	2,603	3,134	(24)	(b	)	5,713
Fuel used in electric generation and purchased power - non-regulated	1,147	—	—			1,147
Cost of natural gas and coal sold	262	—	—			262
Operation, maintenance and other	2,705	1,522	(56)	(c	)	4,171
Depreciation and amortization	1,346	508	—			1,854
Property and other taxes	538	437	—			975
Goodwill and other impairment charges	309	—	—			309

Total operating expenses	8,910	5,601	(80)			14,431

Gains on Sales of Other Assets and Other, net	9	—	—			9

Operating Income	2,260	1,569	56			3,885

Other Income and Expenses, net	431	19	—			450
Interest Expense, net	635	542	(37)	(d	)	1,140

Income From Continuing Operations Before Income Taxes	2,056	1,046	93			3,195
Income Tax Expense from Continuing Operations	633	386	36	(e	)	1,055

Income From Continuing Operations	1,423	660	57			2,140
Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	6	5	—			11

Net Income from Continuing Operations Attributable to Controlling Interests	$1,417	$655	$57			$2,129

Earnings per Common Share and Common Shares Outstanding, Assuming Unadjusted Exchange Ratio of 2.6125
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$1.06	$2.22				$1.01
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$1.06	$2.22				$1.01
Weighted Average Common Shares Outstanding
Basic	1,331	296	478	(f	)	2,105
Diluted	1,332	296	478	(f	)	2,106

Pro Forma Earnings per Common Share and Common Shares Outstanding, Assuming Exchange Ratio of 0.87083, Adjusted for 1-for-3 Reverse Stock Split
Basic Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$3.19	$2.22				$3.03
Diluted Earnings Per Share From Continuing Operations Attributable to Common Shareholders	$3.19	$2.22				$3.03
Weighted Average Common Shares Outstanding
Basic	444	296	(38)	(f	)	702
Diluted	444	296	(38)	(f	)	702

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

DUKE ENERGY CORPORATION AND PROGRESS ENERGY, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

As of September 30, 2011

(In millions)

	Duke Energy Corporation 3(a)	Progress Energy, Inc. 3(a)	Pro Forma Adjustments	Note 3	Pro Forma Combined
ASSETS
Current Assets
Cash, cash equivalents and short term investments	$2,178	$103	$—		$2,281
Receivables, net	1,916	1,207	—		3,123
Inventory	1,421	1,376	(2)	(g)	2,795
Other	758	739	(76)	(m)(p)	1,421

Total current assets	6,273	3,425	(78)		9,620

Investments and Other Assets
Nuclear decommissioning trust funds	1,924	1,512	—		3,436
Goodwill	3,847	3,655	6,335	(i)	13,837
Other	3,301	482	22	(j)	3,805

Total investments and other assets	9,072	5,649	6,357		21,078

Property, Plant and Equipment
Cost	60,782	35,084	—		95,866
Less accumulated depreciation and amortization	18,905	12,905	—		31,810

Net property, plant and equipment	41,877	22,179	—		64,056

Regulatory Assets and Deferred Debits	3,554	2,424	1,761	(h)(m)(o)(p)	7,739

Total Assets	$60,776	$33,677	$8,040		$102,493

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$1,080	$895	$40	(k)	$2,015
Current maturities of long-term debt	1,527	950	36	(n)	2,513
Other	2,508	1,703	(55)	(m)	4,156

Total current liabilities	5,115	3,548	21		8,684

Long-term Debt	17,584	12,191	1,956	(n)	31,731

Deferred Credits and Other Liabilities
Deferred income taxes	7,466	2,310	(198)	(l)(p)	9,578
Investment tax credits	377	104	—		481
Asset retirement obligations	1,905	1,253	—		3,158
Other	5,430	4,063	332	(j)(m)(o)	9,825

Total deferred credits and other liabilities	15,178	7,730	134		23,042

Commitments and Contingencies
Preferred stock of subsidiaries	—	93	—		93
Equity
Common Stock	1	7,414	(7,413)	(p)	2
Additional paid-in capital	21,061	—	16,064	(p)	37,125
Retained earnings	1,920	2,905	(2,929)	(p)	1,896
Accumulated other comprehensive income (loss)	(188)	(207)	207	(p)	(188)

Total shareholders' equity	22,794	10,112	5,929		38,835
Noncontrolling interests	105	3	—		108

Total equity	22,899	10,115	5,929		38,943

Total Liabilities and Equity	$60,776	$33,677	$8,040		$102,493

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements, which are an integral part of these statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The pro forma statements of operations for the nine months ended September 30, 2011, and the year ended December 31, 2010, give effect to the merger as if it were completed on January 1, 2010. The pro forma balance sheet as of September 30, 2011, gives effect to the merger as if it were completed on September 30, 2011.

The pro forma financial statements have been derived from the historical consolidated financial statements of Duke Energy and Progress Energy. Assumptions and estimates underlying the pro forma adjustments are described in these notes, which should be read in conjunction with the pro forma financial statements. Since the pro forma financial statements have been prepared based upon preliminary estimates, the final amounts recorded at the date of the merger may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The merger is reflected in the pro forma financial statements as an acquisition of Progress Energy by Duke Energy, based on the guidance provided by accounting standards for business combinations. Under these accounting standards, the total estimated purchase price is calculated as described in Note 2 to the pro forma financial statements, and the assets acquired and the liabilities assumed have been measured at estimated fair value. For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, Duke Energy has applied the accounting guidance for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The fair value measurements utilize estimates based on key assumptions of the merger, including historical and current market data. The pro forma adjustments included herein are preliminary and will be revised at the time of the merger as additional information becomes available and as additional analyses are performed. The final purchase price allocation will be determined at the time that the merger is completed, and the final amounts recorded for the merger may differ materially from the information presented.

Estimated transaction costs have been excluded from the pro forma statements of operations as they reflect non-recurring charges directly related to the merger. However, the anticipated transaction costs are reflected in the pro forma balance sheet as an increase to accounts payable and a decrease to retained earnings.

The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies (e.g., savings related to fuel and joint dispatch of the combined entity’s generation), synergies or other restructuring that could result from the merger. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the merger is completed.

Progress Energy’s regulated operations comprise electric generation, transmission and distribution operations. These operations are subject to the rate-setting authority of the Federal Energy Regulatory Commission, the North Carolina Utilities Commission, the Public Service Commission of South Carolina, and the Florida Public Service Commission and are accounted for pursuant to U.S. generally accepted accounting principles, including the accounting guidance for regulated operations. The rate-setting and cost recovery provisions currently in place for Progress Energy’s regulated operations provide revenues derived from costs including a return on investment of assets and liabilities included in rate base. Thus, the fair values of Progress Energy’s tangible and intangible assets and liabilities subject to these rate-setting provisions approximate their carrying values, and the pro forma financial statements do not reflect any net adjustments related to these amounts.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 2. Preliminary Purchase Price

The merger agreement provides that each outstanding share of Progress Energy common stock (other than shares owned by Progress Energy (other than in a fiduciary capacity), Duke Energy, or Diamond Acquisition Corporation, which will be cancelled) will be converted into the right to receive 2.6125 shares of Duke Energy common stock subject to appropriate adjustment for a reverse stock split of the Duke Energy common stock as contemplated in the merger agreement and with cash generally to be paid in lieu of fractional shares. Each outstanding option to acquire, and each outstanding equity award relating to, one share of Progress Energy common stock will be converted into an option to acquire, or an equity award relating to, 2.6125 shares of Duke Energy common stock, as applicable, subject to appropriate adjustment for the reverse stock split. The exchange ratio will be adjusted proportionately to reflect a 1-for-3 reverse stock split with respect to the issued and outstanding Duke Energy common stock that Duke Energy plans to implement prior to, and conditioned on, the completion of the merger. The resulting adjusted exchange ratio is 0.87083 of a share of Duke Energy common stock for each share of Progress Energy common stock.

The purchase price for the merger is estimated as follows (shares in thousands):

		Adjusted to Reflect Reverse Stock Split
Progress Energy shares outstanding as of September 30, 2011	294,950	294,950
Exchange ratio	2.6125	0.87083

Duke Energy shares issued for Progress Energy shares outstanding	770,558	256,852

Closing price of Duke Energy common stock on November 3, 2011	$20.81	$62.43

Purchase price (in millions) for common stock	$16,035	$16,035
Fair value of outstanding earned stock compensation awards (in millions)	$30	$30

Total estimated purchase price (in millions)	$16,065	$16,065

The preliminary purchase price was computed using Progress Energy’s outstanding shares as of September 30, 2011, adjusted for the exchange ratio. The preliminary purchase price reflects the market value of Duke Energy’s common stock to be issued in connection with the merger based on the closing price of Duke Energy’s common stock on November 3, 2011. The preliminary purchase price also reflects the total estimated fair value of Progress Energy stock compensation awards outstanding as of September 30, 2011, excluding the value associated with employee service yet to be rendered.

The preliminary purchase price as adjusted for the reverse stock split assumes that the reverse stock split will result in the price of Duke Energy common stock increasing by a factor of 3. It should be noted that there is no guarantee that the Duke Energy reverse stock split will result in a proportionate increase in the market price of Duke Energy common stock.

The preliminary purchase price will fluctuate with the market price of Duke Energy’s common stock until it is reflected on an actual basis when the merger is completed. An increase or decrease of 20 percent in Duke Energy’s common share price from the price used above would increase or decrease the purchase price by approximately $3,200 million.

Note 3. Adjustments to Pro Forma Financial Statements

The pro forma adjustments included in the pro forma financial statements are as follows:

(a) Duke Energy and Progress Energy historical presentation. Based on the amounts reported in the consolidated statements of operations and balance sheets of Duke Energy and Progress Energy for the nine months ended and as of September 30, 2011, and in the consolidated statements of operations of Duke Energy and Progress Energy for the year ended December 31, 2010, certain financial statement line items included in Progress Energy’s historical presentation have been reclassified to conform to corresponding financial statement line items included in Duke Energy’s historical presentation. These reclassifications have no material impact on the historical operating income, net income from continuing operations attributable to controlling interests, total assets, liabilities or shareholders’ equity reported by Duke Energy or Progress Energy. The accompanying pro forma statements of operations exclude the results of discontinued operations.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Additionally, based on Duke Energy’s review of Progress Energy’s summary of significant accounting policies disclosed in Progress Energy’s financial statements and preliminary discussions with Progress Energy management, the nature and amount of any adjustments to the historical financial statements of Progress Energy to conform its accounting policies to those of Duke Energy are not expected to be material. Upon completion of the merger, further review of Progress Energy’s accounting policies and financial statements may result in revisions to Progress Energy’s policies and classifications to conform to Duke Energy.

The allocation of the preliminary purchase price to the fair values of assets acquired and liabilities assumed includes pro forma adjustments to reflect the fair values of Progress Energy’s assets and liabilities. The allocation of the preliminary purchase price is as follows (in millions):

Current Assets	$3,331
Property, Plant and Equipment, Net	22,179
Goodwill	9,990
Other Long-Term Assets, excluding Goodwill	6,202

Total assets	$41,702
Current Liabilities, including Current Maturities of Long-Term Debt	(3,530)
Long-Term Liabilities and Preferred Stock	(7,960)
Long-Term Debt	(14,147)

Total Liabilities and Preferred Stock	(25,637)

Total estimated Purchase Price (in millions)	$16,065

Adjustments to Pro Forma Condensed Combined Consolidated Statements of Operations

(b) Operating Revenues – Regulated Electric and Operating Expenses–Fuel Used in Electric Generation and Purchased Power – Regulated. Primarily reflects the elimination of electric transmission transactions between Duke Energy and Progress Energy that occurred during the year ended December 31, 2010, and the nine months ended September 30, 2011, as if Duke Energy and Progress Energy were consolidated affiliates during the periods.

(c) Operating Expenses – Operation, Maintenance and Other. Reflects the elimination of approximately $56 million in nonrecurring transaction costs directly attributable to the merger. Also refer to Note 3(k).

(d) Interest Expense. The net adjustment amount reflects a reduction in interest expense as a result of the amortization of the pro forma fair value adjustment of Progress Energy’s parent company debt ($45 million for the year ended December 31, 2010, and $35 million for the nine months ended September 30, 2011) and the elimination of amortization of deferred costs related to this debt ($8 million for the year ended December 31, 2010, and $2 million for the nine months ended September 30, 2011). The effect of the fair value adjustment is being amortized over the remaining life of the individual debt issuances, with the longest amortization period being approximately 28 years. The final fair value determination of the debt will be based on prevailing market interest rates at the completion of the merger and the necessary adjustment will be amortized as a reduction (in the case of a premium to book value) or an increase (in the case of a discount to book value) to interest expense over the remaining life of the individual debt issuances. The portion of the adjustment related to Progress Energy’s regulated company debt is offset by a net increase to regulatory assets, and amortization of these adjustments ($101 million for the year ended December 31, 2010, and $76 million for the nine months ended September 30, 2011) offset each other with no effect on earnings.

(e) Income Tax Expense. The pro forma adjustments include the income tax effects of the pro forma adjustments calculated using an estimated statutory income tax rate of 39%. This estimated tax rate is different from Duke Energy’s effective tax rate for the nine months ended September 30, 2011, and the year ended December 31, 2010, which includes other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

(f) Shares Outstanding. Reflects the elimination of Progress Energy’s common stock and the issuance of approximately 771 million common shares of Duke Energy using the unadjusted exchange ratio of 2.6125; or 257 million shares using the adjusted exchange ratio of 0.87083. The adjusted exchange ratio of 0.87083 reflects the planned 1-for-3 reverse stock split, as discussed in Note 2. This share issuance does not consider that fractional shares will be paid in cash, as applicable.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The pro forma weighted average number of basic shares outstanding is calculated by adding Duke Energy’s weighted average number of basic shares outstanding for the nine months ended September 30, 2011, and year ended December 31, 2010 (presented without consideration of the planned reverse stock split and also presented to adjust for the planned reverse stock split), and the number of Duke Energy shares expected to be issued to Progress Energy shareholders as a result of the merger (presented without consideration of the planned reverse stock split and also presented to adjust for the planned reverse stock split). The pro forma weighted average number of diluted shares outstanding is calculated by adding Duke Energy’s weighted average number of diluted shares outstanding for the nine months ended September 30, 2011, and the year ended December 31, 2010 (presented without consideration of the planned reverse stock split and also presented to adjust for the planned reverse stock split), and the number of Duke Energy shares expected to be issued as a result of the merger (presented without consideration of the planned reverse stock split and also presented to adjust for the planned reverse stock split).

Share amounts in millions	Nine months ended September 30, 2011		Year Ended December 31, 2010
	Assuming Unadjusted Exchange Ratio	Adjusted to Reflect Reverse Stock Split	Assuming Unadjusted Exchange Ratio	Adjusted to Reflect Reverse Stock Split
Basic:
Duke Energy weighted average shares outstanding	1,331	444	1,318	439
Equivalent Progress Energy common shares after exchange*	771	257	771	257
Progress Energy employee equity-based awards outstanding	3	1	3	1

	2,105	702	2,092	697

Diluted:
Duke Energy weighted average shares outstanding	1,332	444	1,319	440
Equivalent Progress Energy common shares after exchange*	771	257	771	257
Progress Energy employee equity-based awards outstanding	3	1	3	1

	2,106	702	2,093	698

*	Refer to Note 2 for supporting calculation.

Adjustments to Pro Forma Condensed Combined Consolidated Balance Sheet

(g) Inventory. Emission allowances and renewable energy certificates, accounted for as inventory by Progress Energy, have been reclassified as intangible assets within Investments and Other Assets—Other, to conform to Duke Energy’s accounting policy (decrease of $2 million).

(h) Regulatory Assets and Deferred Debits. Includes a pro forma net increase of $1,183 million each to regulatory assets and deferred debits and long-term debt, respectively, to reflect the fair values of debt instruments of Progress Energy’s regulated subsidiaries, as described in Note 3(n). An estimate of the future amortization of this regulatory asset fair value adjustment over the next five years, which will offset a portion of the debt fair value adjustment amortization (related to regulated operations) described in Note 3(n), is as follows (in millions):

Preliminary Annual Amortization, pre-tax
2011	$101
2012	97
2013	84
2014	76
2015	70

Also, regulatory assets and deferred debits were reduced by $22 million to eliminate deferred costs on parent company debt. Additional adjustments to regulatory assets are discussed in Note 3(m) (decrease to regulatory assets of $8 million), and Notes 3(o) and 3(p) (increase in regulatory assets of $371 million and $237 million, respectively).

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(i) Goodwill. Reflects the preliminary estimate of the excess of the purchase price paid over the fair value of Progress Energy’s identifiable assets acquired and liabilities assumed. The estimated purchase price of the transaction, based on the closing price of Duke Energy’s common stock on the NYSE on November 3, 2011, and the excess purchase price over the fair value of the identifiable net assets acquired is calculated as follows (in millions):

Purchase price	$16,065
Less: Fair value of net assets acquired	(6,075)
Less: Progress Energy existing goodwill	(3,655)

Pro forma goodwill adjustment	$6,335

The goodwill resulting from the merger, based on the preliminary purchase price, is estimated to be $9,990 million.

(j) Other Long-Term Assets. Represents the pro forma adjustment to reflect the fair value of Progress Energy’s emission allowances and renewable energy certificates at current market prices (increase of $20 million, offset with an increase in regulatory liabilities). Also includes the reclassification of emission allowances and renewable energy certificates from inventory (increase of $2 million, as described in Note 3(g)).

(k) Accounts Payable. Represents the accrual for estimated non-recurring merger transaction costs of approximately $40 million for the combined companies to be incurred after September 30, 2011.

(l) Deferred Income Taxes. Primarily represents the estimated net deferred tax asset, based on the estimated post-merger composite domestic statutory tax rate of 39% multiplied by the fair value adjustments recorded to the assets acquired and liabilities assumed, excluding goodwill. This estimated tax rate is different from Duke Energy’s effective tax rate for the nine months ended September 30, 2011, and the year ended December 31, 2010, which includes other tax charges or benefits, and does not take into account any historical or possible future tax events that may impact the combined company.

(m) Derivative Assets and Liabilities. Represents a pro forma adjustment to conform Progress Energy’s accounting policy of presenting derivative mark-to-market and posted collateral amounts on a gross basis, with Duke Energy’s accounting policy to net derivative mark-to-market and posted collateral amounts, when such amounts exist with the same counterparty under a master netting agreement. These adjustments resulted in decreases in various asset and liability accounts ($114 million in other current assets, $8 million in regulatory assets, $55 million in other current liabilities, and $67 million in other deferred credits and other liabilities).

(n) Long-Term Debt. In connection with the merger, Duke Energy will consolidate all of Progress Energy’s outstanding debt. The pro forma adjustment represents the fair value adjustments to increase Progress Energy’s parent company debt (current maturities of long-term debt and long-term debt of $14 million and $773 million, respectively) and regulated companies’ debt (current maturities of long-term debt and long-term debt of $22 million and $1,183 million, respectively) based on prevailing market prices for the individual debt securities as of September 30, 2011. The final fair value determination of the debt will be based on prevailing market prices at the completion of the merger. The resulting adjustment to the parent debt will be amortized as a reduction (if there continues to be a premium to book value) to interest expense over the remaining life of the debt, as described in Note 3(d). The portion of the adjustment related to Progress Energy’s regulated company debt is offset by an increase to regulatory assets, and amortization of these adjustments will offset each other with no effect on earnings, as described in Note 3(h). An estimate of future amortization of the total fair value adjustments over the next five years is as follows (in millions):

Preliminary Annual Amortization, pre-tax
2011	$146
2012	144
2013	129
2014	121
2015	113

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(o) Other Liabilities. Primarily represents changes to the funded status of Progress Energy’s pension and postretirement benefit plans of $379 million, of which $371 million relates to regulated operations. This adjustment reflects the estimated valuations of liabilities using discount rates and asset fair values as of September 30, 2011. Also, as described in Note 3(m), includes a reduction of $67 million related to the pro forma adjustment to conform Progress Energy’s accounting policy of presenting derivative mark-to-market and posted collateral amounts on a gross basis, with Duke Energy’s accounting policy to net derivative mark-to-market and posted collateral amounts.

(p) Shareholders’ Equity. The pro forma balance sheet reflects the elimination of Progress Energy’s historical equity balances, including the components of accumulated other comprehensive income/loss (“AOCI”) not related to the regulated operations ($64 million, net of tax), the reclassification of certain AOCI amounts related to regulated operations to regulatory assets ($143 million, net of tax, or $237 million, pre-tax), and recognition of approximately 771 million new Duke Energy common shares issued ($1 million of common stock at $0.001 par value and $16,034 million of additional paid-in capital). Amounts in additional paid-in capital also include $30 million to reflect the portion of the purchase price related to the total estimated fair value of stock compensation awards outstanding as of September 30, 2011, excluding the value associated with employee service yet to be rendered. As discussed in Note 2 and Note 3(f), the exchange ratio will be adjusted proportionately to reflect a 1-for-3 reverse stock split with respect to the issued and outstanding Duke Energy common stock that Duke Energy plans to implement prior to, and is conditioned on, the completion of the merger. The reverse stock split will not change the amount of total shareholder’s equity resulting from the merger.

Additionally, retained earnings were reduced by $40 million (net of tax of $24 million, with the tax benefit reflected as an increase in other current assets and the pre-tax amount reflected in accounts payable) for estimated merger transaction costs of the combined companies directly related to the merger that would be expensed subsequent to September 30, 2011. Estimated merger transaction costs have been excluded from the pro forma income statement as they reflect non-recurring charges directly related to the merger.